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                                     BYLAWS

                                       OF

                               VIRBAC CORPORATION

                  (Amended and Restated as of January 27, 2004)

                               ARTICLE I - OFFICES

      SECTION 1. BUSINESS OFFICES. Virbac Corporation (the "Company"), may have such offices and branch offices, either within or without the State of Delaware, as the Board of Directors (the "Board") may designate from time to time.

      SECTION 2. REGISTERED OFFICE. The Company shall maintain a registered office in the State of Delaware, which may be changed from time to time by the Board.

                            ARTICLE II - STOCKHOLDERS

      SECTION 1. ANNUAL MEETING. The Annual Meeting of Stockholders of the Company (the "Annual Meeting") shall be held subsequent to the end of each fiscal year of the Company, on such date and at such hour as the Board shall annually determine. At each Annual Meeting, the stockholders entitled to vote shall elect a Board of Directors, or class thereof, and they may transact any such other corporate business as shall be stated in the notice of the Annual Meeting.

      SECTION 2. SPECIAL MEETINGS. Special Meetings of the Stockholders of the Company (each, a "Special Meeting") may be called by the Board or the President of the Company or by the holders of not less than one-half of all the outstanding shares entitled to vote at such meeting. No business shall be transacted at any Special Meeting unless such business is stated in the notice of the meeting as one of the purposes of that Special Meeting.

      SECTION 3. PLACE AND TIME OF MEETING. The Board shall designate the place and time of any Annual Meeting or Special Meeting. The place so designated may be either within or without the State of Delaware, as the Board may choose.

      SECTION 4. NOTICE OF MEETING. Notice of a meeting, stating the place, day, and hour of such meeting and, in the case of a Special Meeting, the purpose or purposes for which such meeting is called, shall be delivered not less than ten
(10) calendar days nor more than sixty (60) calendar days before the date of such meeting, by written, telegraphic, or any other means of communication, by or at the direction of the President, the Secretary, or the other person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

      SECTION 5. NOTICE OF ADJOURNED MEETING. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and

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place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall then be given to each stockholder of record entitled to vote at the adjourned meeting. At an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.

      SECTION 6. WAIVER OF NOTICE OF MEETING OF STOCKHOLDERS. Whenever any notice is required to be given to any stockholder of the Company under the provisions of any statute, or under the provisions of the By-Laws, a waiver thereof signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the expressed purpose of objecting, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or Special Meeting need be specified in any written waiver of notice.

      SECTION 7. FIXING THE RECORD DATE. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix in advance a date as the record date for any such determination of stockholders such date in any case to be not more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders is to be taken and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

      When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixed a new record date for the adjourned meeting.

      All notice and record periods established herein shall be adjusted where required to conform to any prescribed periods now or hereafter provided by the General Corporation Law of the State of Delaware.

      SECTION 8. STOCKHOLDER QUORUM AND ACTION. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except where these By-Laws require action to be taken by the holders of more than a majority of the shares then entitled to vote. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless otherwise provided by law or these By-Laws.

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      SECTION 9. LIST OF STOCKHOLDERS. The Secretary of the Company shall prepare and make available at least ten (10) days before every meeting of the stockholders a complete list of the stockholders entitled to vote at the meeting, as required by statute.

      SECTION 10. VOTING. Each outstanding share of Common Stock entitled to vote shall be entitled to one vote upon each manner submitted to a vote at a meeting of stockholders. Each outstanding share of Preferred Stock entitled to vote shall be entitled to the number of votes as provided in the Company's Certificate of Incorporation or in any Designation of Rights and Preferences applicable to the class or series of preferred stock and the matter to be voted upon.

      SECTION 11. PROXIES. Every stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize any other person(s) to act for him by proxy. However, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

      A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally.

      SECTION 12. ORGANIZATION. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, any Vice President, or in their absence, by a chairman chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The secretary, an Assistant Secretary, or in their absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

      SECTION 13. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Except as may otherwise be limited by the Company's Certificate of Incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice shall be given to those stockholders who have not consented in writing. The notice shall fully summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters' rights are provided by law, the notice shall contain a clear statement of the rights of stockholders dissenting therefrom.

                             ARTICLE III - DIRECTORS

      SECTION 1. POWERS. Except as otherwise provided by law or by the Company's Certificate of Incorporation, all corporate powers shall be exercised by or under the authority of, and the property, business, and affairs of the Company shall be managed under the direction of, the Board of Directors.

      SECTION 2. NUMBER, TENURE, AND OBLIGATION. The number of directors of the Company shall be not less than five (5) nor more than thirteen (13). From time to time, the

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number of directors may be increased by stockholder action or by resolution of a majority of the directors then in office.

      SECTION 3. ELECTION OF DIRECTORS. Except as may otherwise be provided in the Company's Certificate of Incorporation or in any Designation of Rights and Preferences of any class or series of Preferred Stock, directors shall be elected at the Annual Meeting by the affirmative vote of the majority of the shares represented at the meeting and entitled to vote for the election of directors. If the annual election of directors is not held on the day designated by the Board for any Annual Meeting, or at any adjournment thereof, the Board may cause the election to be held at a Special Meeting specifically called for that purpose.

      SECTION 4. REGULAR MEETINGS. A regular meeting of the Board shall be held without other notice than this By-Law immediately after, and at the same place as, the annual election of directors. The Board may, from time to time, by resolution appoint the time and place, either within or without the State of Delaware, for holding other regular meetings of the Board, if by it deemed advisable. Such regular meetings shall thereupon be held at the time and place so appointed, without the giving of any notice with regard thereto.

      SECTION 5. SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the Chairman, the President, or any two directors. The person(s) authorized to call special meetings of the Board may fix any place, either within or without the State of Delaware, and any time, as the place and time for holding any special meeting of the Board, called by him, her, or them.

      SECTION 6. NOTICE OF SPECIAL MEETING. Notice to a director of any special meeting may be given in writing by U.S. mail or facsimile transmission to the residence or place of business of the director, as shown on the books of the Company, not less than five (5) calendar days before the day on which the meeting is to be held. Alternatively, notice to a director of any special meeting may be given by delivering the same to such director personally or by conveying the same information to such director by way of telephone not later than two (2) days before the day of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the director at such director's residence or place of business with postage thereon prepaid. Except as otherwise provided in the By-Laws, or as may be indicated in the notice thereof, any and all business may be conducted at any special meeting.

      When a special meeting of the Board is adjourned to another time and place, no notice of the adjourned meeting need to be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

      SECTION 7. WAIVER OF NOTICE. A director may waive the requirement of notice of a special meeting of the Board by signing a waiver of notice whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place or time of such meeting or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

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      SECTION 8. QUORUM AND ACTION. Except as otherwise provided by these
By-Laws or the Company's Certificate of Incorporation, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time until a quorum shall have been obtained.

      Directors shall be deemed present at a meeting of the Board if a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other, is used.

      The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except as otherwise provided by these By-Laws or the Company's Certificate of Incorporation.

      SECTION 9. PRESUMPTION OF ASSENT. A director of the Company who is present at a meeting of its Board at which action on any corporate matter is taken shall be presumed to have asserted to the action taken unless he votes against such action, or abstains from voting in respect thereto because of an asserted conflict of interest.

      SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office, and filed in the minutes of the proceedings of the Board. Any action required or permitted to be taken by any Committee of the Board at a meeting may be taken without a meeting if such a consent in writing, setting forth the action so taken, shall be signed by all of the members of such Committee then in office, and filed in the minutes of the proceedings of such Committee and the Board.

      SECTION 11. INTERESTED TRANSACTIONS. No contract or other transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board or a committee thereof, which authorizes, approves, or ratifies such contract or transaction or solely because his or their votes are counted for such purpose, if:

      (a) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board or committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

      (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

      (c) The contract or transaction is fair to the Company as of the time it is authorized, approved, or ratified, by the Board, a committee, or the stockholders.

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      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

      Notwithstanding the foregoing, any transaction required to be publicly disclosed by the Company pursuant to Item 404 of Regulation S-K shall be void unless the audit committee of the Board (or another independent body of the Board) reviews such transaction for potential conflict of interest situations and expressly approves such transaction.

      SECTION 12. COMPENSATION OF DIRECTORS. The Board may pay each director a stated salary as such, or a fixed sum for attendance at meetings of the Board or any committee thereof, or both, and may reimburse each director for his expenses of attendance at each such meeting. The Board may also pay to each director rendering services to the Company not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time. None of these payments shall preclude any director from serving the Company in any other capacity and receiving compensation therefore. The Board shall determine the compensation of a director who is also an officer, for service as an officer, as well as for service as a director.

      SECTION 13. RESIGNATIONS. Any director of the Company may resign at any time upon written notice to the Company. Such resignation shall take effect at the time specified therefore, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 14. REMOVAL. Subject to the rights of the holders of any class or series of Preferred Stock, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of eighty percent of the shares then entitled to vote at an election of directors.

      SECTION 15. VACANCIES. Any vacancy on the Board resulting from death, resignation, retirement, disqualification, removal, or other cause, including any vacancy created by reason of an increase in the number of directors or as a result of Board action, shall be filed exclusively by the affirmative vote of a majority of the remaining directors then in office and not by stockholders, even if such remaining directors constitute less than a quorum of the board of directors, or by a sole remaining director. Any director so elected shall hold office for the remainder of the term of the class of directors in which the new directorship was created or the vacancy occurred and until the next Annual Meeting relating to the election of directors of such class and until such director's successor is duly elected and qualified. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

      SECTION 16. BOARD COMMITTEES. The Board shall designate from among its members an audit committee, a compensation committee and a nominating committee, which committees shall be formed in accordance with the rules promulgated by the exchange on which the Company's shares are listed. The Board may designate from among its members one or more other committees as the Board deems appropriate. The Board shall have power at any time to fill vacancies in, change the membership of, designate one or more directors as alternate members of, or discharge any such committee. In the absence or disqualification of a member of a

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committee, the member or members thereof present at any meeting who are not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

      SECTION 17. POWERS AND DUTIES OF COMMITTEES. Any committee shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company to the extent provided for in the resolution of the Board designating such committee and as limited by these By-Laws, and may authorize the seal of the Company to be affixed to all papers which may require it, provided however, no such committee shall have power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company's property and assets, recommend to the stockholders a dissolution of the Company or a revocation of dissolution, or amend these By-Laws. Without limiting the foregoing, unless the resolution or these By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      SECTION 18. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be elected by the directors at the regular meeting of the Board following the annual election of directors. The Chairman shall hold office until the regular meeting of the Board following the annual election of directors in the next subsequent year and until his successor shall have been duly elected and shall have qualified, or until his earlier resignation, removal from office, or both. The Chairman shall preside, when available, at all meetings of the stockholders and the Board. He shall have the specific powers conferred by these By-Laws, and he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board. The Chairman of the Board shall not be an officer of the Company ex officio unless also serving as the President or Chief Executive Officer of the Company pursuant to Article IV below.

                              ARTICLE IV - OFFICERS

      SECTION 1. OFFICERS. The officers of the Company shall include a President, a Secretary, and a Treasurer, each whom shall be elected by the Board. Such other officers, assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board from time to time. Any two or more offices may be held by the same person.

      SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Company shall be elected at the regular meeting of the Board following the annual election of directors. Each officer shall thereafter hold office at the pleasure of the Board until the regular meeting of the Board following the annual election of directors in the next subsequent year and until his successor shall have been duly elected and shall have qualified, or until his earlier resignation, removal from office, or both.

      SECTION 3. REMOVAL. Any officer may be removed by the Board at any time, with or without cause. In the case of the offices of President, Secretary, Chief Executive Officer and Treasurer or Chief Financial Officer of the Company, the election or designation by the Board of a successor to any such office shall be deemed to constitute the removal, without cause, of the

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previous incumbent in such office without the need for separate action by the
Board to effect such removal.

      SECTION 4. VACANCIES. A vacancy in any office arising from any cause may be filled by the Board for the unexpired portion of the term.

      SECTION 5. PRESIDENT. The President, under the direction of the Board, shall have general responsibility for the management and direction of the business, properties, and affairs of the Company. He shall have general executive powers, including all powers required by law to be exercised by a president of a corporation as such, as well as the specific powers conferred by these By-Laws and by the Board or delegated to such person by the Chief Executive Officer of the Company during any period in which the President is not also designated by the Board as the Chief Executive Officer.

      SECTION 6. VICE PRESIDENT. In the absence of the President, or in the event of his death, inability, or refusal to act, the Vice President, if one has been appointed or elected by the Board (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment or election, or in the absence of any designation, then in the order of their appointment or election), shall perform the duties of the President and, when so acting, shall have all of the powers of, and be subject to all of the restrictions upon, the President, Each Vice President shall have general executive powers to act on behalf of the Company and such further duties and responsibilities as may be assigned or conferred by the Board or as may be delegated by the Chief Executive Officer of the Company.

      SECTION 7. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the Board and the stockholders in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law, (c) as custodian of the corporate records and of the seal of the Company and see that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized, (d) be the registrar of the Company and keep a register of the addresses of all stockholders which shall be furnished to the Secretary by the stockholders or by the Company's transfer agent, (e) have general charge of the stock transfer books and records of the Company, and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board.

      SECTION 8. TREASURER. Except as hereinafter provided, the Treasurer shall
(a) have charge and custody of, and be responsible for, all funds and securities of the Company, (b) receive and give receipts for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies or other depositories as the Board may direct or authorize, and (c) in general, perform all of the duties as from time to time may be assigned to him or her by the President or the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine.

      During any period in which the Board has designated a Vice President or Officer other than the Treasurer to serve as Chief Financial Officer, the Treasurer of the Company shall, in lieu of the duties enumerated above, (a) report to and act as an advisor and consultant to the Chief

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Financial Officer with respect to cash management issues and the supervision of short-term investment of excess funds and (b) perform such other duties and have such other authority as may be delegated to the Treasurer by the Chief Financial Officer.

      SECTION 9. CHIEF EXECUTIVE OFFICER. The Board may designate the Chairman of the Board or the President of the Company to serve as Chief Executive Officer of the Company and in any such event the person so designated shall, in addition to the other duties, powers and responsibilities conferred by law and under these By-Laws, have and exercise plenary executive authority over the affairs of the Company including the right to assign duties and grant responsibility to other officers of the Company, the right to designate without Board action individuals to serve as assistant officers without general executive authority, and the right to act on behalf of the Company with respect to the voting of stock or taking of action with respect to investments in any subsidiary, affiliate or joint venture involving the Company or any subsidiary; provided however, that the ability of the Chief Executive Officer to act or grant proxies in respect of the foregoing shall not include the power to acquire or dispose of any such investment except as expressly authorized by the Board.

      In the vent that the Board shall designate the President as Chief Executive Officer, the Board may designate a Vice President to serve as Deputy Chief Executive Officer to have and exercise the powers of the Chief Executive Officer in his absence or in the event of his death, inability or refusal to act. In the vent that the President is not also designated as the Chief Executive Officer of the Company, the President shall serve as Deputy Chief Executive Officer.

      SECTION 10. CHIEF FINANCIAL OFFICER. The Board may designate an officer of the Company to serve as Chief Financial Officer and in the event of such designation, the duties, rights, and responsibilities otherwise assigned to the Treasurer of the Company in the first paragraph of Section 8 of this Article IV shall be assigned to the Chief Financial Officer. In addition, the Chief Financial Officer shall have an exercise plenary authority over internal accounting, auditing and control functions on behalf of the Company and any controller or accounting officer of the Company shall report to and be subject to supervision by the delegation of authority from such Chief Financial Officer. The Chief Financial Officer shall report regularly upon the financial affairs of the Company to the Chief Executive Officer, the audit committee and the Board.

      SECTION 11. SALARIES. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Company.

             ARTICLE V - CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Company shall be in such form as shall be determined by the Board. Every holder of stock in the Company shall be entitled to have a certificate bearing the signatures of the President and the Secretary or an Assistant Secretary or facsimiles thereof if authorized by the Board, and sealed with the corporate seal or a facsimile thereof, certifying the number of shares owned by him, her, or it in the Company. Each certificate shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the

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number of shares and date of issue, shall be entered on the stock transfer books of the Company. No certificate shall be issued for any share until such share is fully paid. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if the Company were such officer, transfer agent, or registrar at the date of issue.

      SECTION 2. TRANSFER OF SHARES. The Company or its duly authorized agent shall register a certificate for shares presented to it for transfer if (a) the certificate is endorsed by the appropriate person(s), (b) reasonable assurance is given that those endorsements are genuine and effective, (c) the Company or its duly authorized agent has no duty to inquire into adverse claims, or has discharged any such duty, (d) any applicable law relating to the collection of taxes has been complied with, and (e) the transfer is in fact rightful, or is to a purchaser for value in good faith, and without notice of any adverse claim. The new certificate(s) shall be issued only upon surrender of the old certificate, which shall be canceled upon the issuance of the new certificate(s). The person in whose name shares stand on the books of the Company to be deemed by the Company to be the owner thereof for all purposes, and the Company shall not be bound to recognize an equitable or other claim to, or interest in, such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

      SECTION 3. LOST, STOLEN, OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Company may issue a new certificate of stock in the place of any certificate thertofore issued by it, alleged to have been lost, stolen, or destroyed, and the Company may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of such new certificate.

                         ARTICLE VI - BOOKS AND RECORDS

      SECTION 1. BOOKS AND RECORDS. The Company shall keep correct and complete books and records of account, and shall keep minutes of the proceeding of its Board and stockholders. The Company shall also keep, at its principal place of business or with its duly authorized agent, a record of its stockholders, giving names and addresses of all stockholders and the number of shares held by each.

      SECTION 2. STOCKHOLDERS' INSPECTION RIGHTS. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company's stock ledger, a list of its stockholders, and its other books and records and to make copies of extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of

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the stockholder. The demand under oath shall be directed to the Company at its registered office in the State of Delaware, or at its principal place of business, if different.

            ARTICLE VII - INDEMNIFICATION AND LIMITATION OF LIABILITY

      SECTION 1. INDEMNIFICATION.

            1.1 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

            1.2 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless, and only to the extent that, the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            1.3 To the extent a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1.1 and 1.2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

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            1.4 Any indemnification under paragraphs 1.1 and 1.2 above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in paragraphs 1.1 and 1.2 above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the members of the Board who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

            1.5 Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

            1.6 The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            1.7 The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this
Article VII.

            1.8 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 2. LIMITATION OF LIABILITY. No director of the Company shall be liable to the Company or the stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is not permitted by Section 102 of the Delaware General Corporation Law, as amended.

      SECTION 3. REPEAL. No amendment to, or repeal of, any of the provisions of this By-Law shall adversely affect any right or protection of a director of the Company existing

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hereunder with respect to any acts or omissions of such director occurring prior to such amendment or repeal of these provisions. Each right or protection arising or accruing hereunder with respect to an act or omission of a director shall be deemed to arise or accrue as of the date that such act or omission occurred.

                          ARTICLE VIII - MISCELLANEOUS

      SECTION 1. FISCAL YEAR. The fiscal year of the Company shall be the period commencing January 1 each year and concluding the following December 31.

      SECTION 2. DIVIDENDS. The Board may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner, and upon the terms and conditions, provided by law.

      SECTION 3. CORPORATE SEAL. The Board shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the Company name, "Virbac Corporation", and the state of incorporation, "Delaware".

      SECTION 4. EXECUTION OF INSTRUMENTS. All bills, notes, checks, other instruments for the payment of money, agreements, indenture, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Company by the Chief Executive Officer, by the President, by any Vice President, by the Secretary, or by the Chief Financial Officer or (if there is no Chief Financial Officer) the Treasurer. Accept as otherwise required by law, any such instruments may also be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Company in such other manner, and by such other officer, employees, or agents of the Company as the Board or the Chief Executive Officer may from time to time direct.

                             ARTICLE IX - AMENDMENTS

      These By-Laws may be amended, altered, or repealed, and By-Laws may be made, by a majority vote of the whole Board; provided, however, that no By-Law fixing or altering the quorum or voting required in respect of action taken by stockholders shall be effective unless approved by the stockholders.

      Stockholders may amend, alter or repeal any By-Laws, whether or not adopted by them, and may adopt any additional By-Laws. Stockholder action to adopt, amend, or repeal any By-Law requiring action by more than a majority of the shares entitled to vote thereon may be adopted, amended, altered or repealed only by the affirmative vote of such higher number of stockholders.

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